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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 1, 1999 (except with respect to the matter discussed in Note 12, as to which the date is November 17, 1999) included in the Company's Form 10-K for the year ended December 31, 1998, as amended by Form 10-K/A, and all references to our Firm included in this registration statement.




/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

San Jose, California

February 1, 2000